Exhibit 99.1

Gannett Announces Corporate Governance for Publishing Company Spin-Off

Carl Icahn Withdraws Board Nominations and Other Proxy Proposals

Business Wire

March 2, 2015

Gannett Co., Inc. (NYSE: GCI) today detailed the corporate governance profile of the independent publishing company which will be spun off later this year as a public company operating under the Gannett name.

The corporate governance profile for the new publishing company will include:

•                  The Board of Directors will be elected annually

•                  Special meetings can be called by holders of 20% of the outstanding shares

•                  If a shareholder rights plan is adopted, it will expire after 135 days unless extended by a majority vote of shareholders

•                  A majority voting standard will apply to uncontested director elections

•                  No supermajority voting provisions unless required by law

In connection with Gannett’s establishment of these governance provisions for the publishing company, Carl Icahn, who together with affiliates owns 6.6% of Gannett shares, has agreed to certain customary standstill provisions and has withdrawn all of his previously submitted director nominations and proxy proposals in connection with Gannett’s 2015 Annual Meeting.

Marge Magner, non-executive chairman of Gannett’s Board of Directors, said, “Establishing an appropriate governance profile for the new publishing company has been a top priority for the Board as we prepare for the separation later this year. The details we are announcing today reflect productive conversations we’ve had with Mr. Icahn and other shareholders, and are consistent with Gannett’s shareholder focus and track record of responsible corporate governance.”

Additional details regarding the separation and the new publishing company will be outlined in Gannett’s preliminary information statement to be included in the registration statement on Form 10 expected to be filed by the new publishing company this month with the U.S. Securities and Exchange Commission.

The agreement between Gannett and Mr. Icahn will be filed on Form 8-K with the Securities and Exchange Commission.

Forward Looking Statements

Any statements contained in this communication that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995, including the potential distribution of Gannett’s Publishing business to its shareholders and the expected financial results of the two companies after the separation. Any forward-looking statements contained herein are based on our management’s current beliefs and expectations, but are subject to a number of risks, uncertainties and changes in circumstances, which may cause actual results or company actions to differ materially from what is expressed or implied by these statements. There is no assurance as to the timing of the spin-off or whether it will be completed. Economic, competitive, governmental, technological and other factors and risks that may affect Gannett’s operations or financial results are discussed in our Annual Report on Form 10-K for the fiscal year ended December 28, 2014, and in subsequent filings with the U.S. Securities and Exchange Commission. We disclaim any obligation to update these forward-looking statements other than as required by law.

About Gannett

Gannett Co., Inc. (NYSE: GCI) is an international media and marketing solutions company that informs and engages more than 115 million people every month through its powerful network of broadcast, digital, mobile and publishing properties. Our portfolio of trusted brands offers marketers unmatched local-to-national reach and customizable, innovative marketing solutions across any platform. Gannett is committed to connecting people — and the companies who want to reach them — with their interests and communities. For more information, visit www.gannett.com.

For media inquiries, contact:	For investor inquiries, contact:
Jeremy Gaines	Jeffrey Heinz
Vice President, Corporate Communications	Vice President, Investor Relations
703-854-6049	703-854-6917
jmgaines@gannett.com	jheinz@gannett.com

or

George Sard/Stephanie Pillersdorf/Pamela Blum

Sard Verbinnen & Co.

212-687-8080